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LONGLEAF PARTNERS FUNDS TRUST
Post-Effective Amendment No. 14

                                                                      EXHIBIT 11


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in Part B of the Statement of Additional Information, constituting part of Post-Effective Amendment No. 14 to this Registration Statement on Form N-1A (File No. 33-10472), of our report dated January 21, 1996 on the audit of Longleaf Partners Realty Fund Statement of Assets and Liabilities as of January 2, 1996.


We also consent to the reference to our firm under the headings "Independent Certified Public Accountants" in Part A and B of the Registration Statement.



                                                       COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
January 24, 1996